NETWORK IMAGING CORPORATION
Network Imaging Corporation, 500 Huntmar Park Drive, Herndon, Virginia 20710

                       TERMINATION OF CONSULTING AGREEMENT

This Termination of Consulting Agreement ("Agreement") is entered into by Network Imaging Corporation ("Network Imaging"), Sterling Capital Group, Inc. ("SCG") and Robert M. Sterling, Jr. ("Mr. Sterling"). The parties entered into a Consulting Agreement on February 1, 1994 (the "Consulting Agreement") and have now agreed to terminate the consulting relationship as of October 1, 1997 ("Termination Date"). The parties agree to set forth the terms and conditions upon which the employment relationship is to be concluded. SCG and Mr. Sterling agree that they have received valuable and sufficient consideration for entering into this Agreement. The parties agree to the following terms:

1. Termination Date. SCG's termination will be effective as of the Termination Date.

2. Severance Pay. Network Imaging agrees to pay SCG or its successor $58,500 on October 1, 1997. In addition, Network Imaging shall pay gross severance pay at the rate of $10,000 per month, beginning on October 1, 1997 and terminating on December 1, 1998. Network Imaging shall pay SCG an additional payment of $12,000 on January 1, 1999. Checks will be issued monthly on or about the first of each month. Additionally, Network Imaging agrees to sell to Mr. Sterling for One Hundred Dollars ($100.00) a warrant to purchase 100,000 shares of Network Imaging Common Stock for $1.50 per share (the "Warrants"). The Warrants shall be for a term of five (5) years and the underlying shares shall have piggyback registration rights commencing one year after the date of execution of this Agreement.

3. Repricing of Stock Options. As further consideration to execute this Agreement, Network Imaging agrees to effect the repricing of Mr. Sterling's existing stock options. Mr. Sterling currently holds 1,348,325 options to purchase Network Imaging Common Stock, and the exercise prices of those options range from $2.60 to $3.75 (the "Pre-existing Options"). The Pre-existing options shall be converted, using the Black-Scholes model, into 755,747 options to purchase shares of Network Imaging Common Stock at an exercise price of $1.50 per share (the "Post-effective Options"). The Post-effective Options shall be subject to the vesting schedule of the stock option plan, and further, notwithstanding the current exercisability of any of those options, the Post-effective Options shall not be exercisable for a period of twelve (12) months from the date of execution of this Agreement. This Section 3 shall be ratified by Network Imaging's Board of Directors.

4. Agreement to Serve as Assistant Secretary. Mr. Sterling agrees to be employed by Network Imaging as an Assistant Secretary, such employment to be at an annual salary equal to the net amount sufficient to pay Mr. Sterling's annual health and dental insurance premiums and to continue through December 31, 2003. Mr. Sterling shall receive all health and insurance benefits afforded to Network Imaging employees while employed as an assistant secretary.

5. Survival of Certain Provisions of the Consulting Agreement. The parties herein agree that Sections 9 and 10 shall survive for a period of twelve
    (12) months from the date of execution of this Agreement.

6. Acknowledgment of Understanding. YOU AGREE THAT YOU HAVE READ AND FULLY UNDERSTAND AND AGREE WITH THE TERMS OF THIS AGREEMENT AND THAT YOU HAVE NOT BEEN COERCED IN ANY MANNER WITH REGARD TO THIS AGREEMENT, AND HAVE AGREED TO THESE TERMS AFTER FULL AND FAIR NEGOTIATION.

This Agreement is agreed to and accepted by:
         ROBERT M. STERLING, JR. and
         STERLING CAPITAL GROUP, INC.:         NETWORK IMAGING CORPORATION:
         By:_____________________________      By:__________________________
                     Signature                            Signature
         Print Name:                           Print Name:
         Date:                                 Title:
                                               Date: